EXHIBIT 16.1


                        Ernst & Young LLP
                       99 Wood Avenue South
                  Iselin, New Jersey 08830-0471







July 22, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 19, 1996, of Lynton Group, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

Ernst & Young LLP


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